UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2021

Dillard's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6140	71-0388071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road
Little Rock	,	Arkansas	72201
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(501)	376-5200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DDS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 15, 2021 in Little Rock, Arkansas. The following matters were submitted to a vote of the stockholders, the results of which were as follows:

1.	Election of Directors
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	Class A. Nominees:
	Rob C. Holmes	14,242,789	31,184	27,001	1,392,889
	Frank R. Mori	13,711,424	560,223	29,327	1,392,889
	Reynie Rutledge	13,997,519	277,297	26,158	1,392,889
	J.C. Watts, Jr.	13,961,353	312,710	26,911	1,392,889
	Nick White	13,655,156	617,135	28,683	1,392,889

	Class B Nominees:
	Robert C. Connor	3,985,776	-	-	-
	Alex Dillard	3,985,776	-	-	-
	Mike Dillard	3,985,776	-	-	-
	William Dillard, II	3,985,776	-	-	-
	William Dillard, III	3,985,776	-	-	-
	James I. Freeman	3,985,776	-	-	-
	H. Lee Hastings, III	3,985,776	-	-	-
	Denise Mahaffy	3,985,776	-	-	-
	Drue Matheny	3,985,776	-	-	-
	Warren A. Stephens	3,985,776	-	-	-

	Other Proposals
		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2021:	19,624,031	29,432	26,176	-

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD'S, INC.

DATED:	May 18, 2021	By:	/s/ Phillip R. Watts
		Name:	Phillip R. Watts
		Title:	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

		By:	/s/ Chris B. Johnson
		Name:	Chris B. Johnson
		Title:	Senior Vice President and Co-Principal Financial Officer